UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report: August 31, 2000 Commission file number 1-14982

                         HUTTIG BUILDING PRODUCTS, INC.

             (Exact name of registrant as specified in its charter)

           Delaware                                    43-0334550

(State or other jurisdiction of             (I.R.S. Employer Identification No.)
  incorporation or organization)

                           Lakeview Center, Suite 400

                          14500 South Outer Forty Road

                          Chesterfield, Missouri 63017

          (Address of principal executive offices, including zip code)

                                 (314) 216-2600

              (Registrant's telephone number, including area code)

Item 5.  Other Events

On August 30, 2000, Huttig Building Products issued a press release disclosing certain information regarding the termination of a distribution agreement with one of its vendors. That press release is included below.

Press Release

CHESTERFIELD, MO, August 30, 2000 --- Huttig Building Products, Inc. (NYSE: HBP) announced today that effective October 27, 2000, it will no longer distribute Andersen Windows. Andersen has attributed its decision to terminate the decades-old relationship to differences in the company's distribution strategy. Huttig's sales of the Andersen line for the first six months of 2000 were $38 million. Andersen products are distributed through twelve of Huttig's 62 distribution centers. Although Huttig has not completed its assessment of the impact of this action on its business, it is likely to result in a special charge in the current quarter. The loss of the Andersen line is not expected to have an ongoing material adverse effect on Huttig's operating income or financial condition.

Huttig has existing relationships with numerous national window suppliers, many of whom are already key suppliers to Huttig around the country. These suppliers are very excited and well positioned to expand their business with Huttig.

Huttig Building Products is a distributor of building materials used principally in new residential construction and in home improvement, remodeling and repair work. Its products are distributed through 62 distribution centers serving 45 states and are sold primarily to building material dealers, directly to professional builders and large contractors, and to home centers, national buying groups and industrial and manufactured housing builders.

This press release may contain forward looking information as defined by the Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               HUTTIG BUILDING PRODUCTS, INC.
                             ----------------------------------
                                       (Registrant)


Date: August 31, 2000        /s/ Barry J. Kulpa
                              ----------------------------------
                              Barry J. Kulpa
                              President, Chief Executive Officer
                              And Director (Principal Executive Officer)




Date: August 31, 2000        /s/ Thomas S. McHugh
                              ----------------------------------
                              Thomas S. McHugh
                              Corporate Controller
                              (Principal Accounting Officer)